EXHIBIT 15.1

Our ref                                                          RDS/634532-000001/6935465v1

Direct tel                                                +852 2971 3046

Email                                                                richard.spooner@maplesandcalder.com

Country Style Cooking Restaurant Chain Co., Ltd.
No. 19 Yunshan South Road
Yubei District, Chongqing
People’s Republic of China

17 April 2014

Dear Sirs

Country Style Cooking Restaurant Chain Co., Ltd. (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2013, which will be filed with the Securities and Exchange Commission in the month of April 2014.

Yours faithfully,

/s/ Maples and Calder